Exhibit 99.1

Contact: Roger R. Hopkins, Chief Accounting Officer

Phone: (615) 890-9100

NHI Reports 18.0% Increase in Third Quarter Normalized FFO

MURFREESBORO, Tenn. – (November 4, 2010) National Health Investors, Inc. (NYSE:NHI) announced today its normalized Funds From Operations (“FFO”) and net income for the three and nine months ended September 30, 2010.

Financial Results

Normalized FFO for the three months ended September 30, 2010, was $20,025,000, or $0.72 per basic and diluted common share, compared with $16,900,000, or $0.61 per basic and diluted common share, for the same period in 2009, an increase of 18.0% per share.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the three months ended September 30, 2010, was $20,027,000, or $0.72 per basic and diluted common share, compared with $19,695,000, or $0.71 per basic and diluted common share, for the same period in 2009.  Net income for the three months ended September 30, 2010, was $17,334,000, or $0.62 per basic and diluted common share, compared with net income of $17,473,000, or $0.63 per basic and diluted common share, for the same period in 2009.

Normalized FFO for the nine months ended September 30, 2010, was $56,452,000, or $2.04 per basic and diluted common share, compared with $47,690,000, or $1.73 per basic and diluted common share, for the same period in 2009, an increase of 17.9% per share.

FFO for the nine months ended September 30, 2010, was $58,297,000, or $2.10 per diluted common share, compared with $53,999,000, or $1.96 per basic and diluted common share, for the same period in 2009.  Net income for the nine months ended September 30, 2010, was $52,466,000, or $1.89 per basic and diluted common share, compared with net income of $47,938,000, or $1.74 per basic and diluted common share, for the same period in 2009.

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NHI Reports 18.0% Increase in Third Quarter Normalized FFO

November 4, 2010

2010 Guidance

The Company currently forecasts an increase in normalized FFO for 2010 from 17.2% to 18.5% compared with 2009. The Company’s guidance range for the full year 2010 for EPS, FFO and Normalized FFO per share, with underlying assumptions and timing of certain transactions, is set forth and reconciled below:

Full-Year 2010 Range
Low – High
Net income per diluted share	$2.39 - $2.42
Plus: Real estate depreciation	0.40 - 0.40
FFO per diluted share	$2.79 - $2.82

Less: One-time items	(0.06) - (0.06)
Normalized FFO per diluted share	$2.73 - $2.76

Following are current assumptions reflected in the company’s full-year 2010 guidance for the low and high end of the guidance range:

•

Total investments of $131 million - $150 million for the year, $131 million of which has been completed or committed through September 30, 2010 (assumed for both low and high end).

•

Existing and projected fourth quarter investments are funded through borrowings on our revolving credit facility (assumed for the high end).

•

Corporate G&A expenses of $8.0 million to $8.5 million (assumed for both low and high end).

The Company’s guidance range reflects the existence of volatile economic conditions, but does not assume any material deterioration in tenant credit quality and/or performance of its portfolio. The guidance is based on a number of assumptions, many of which are outside the Company’s control and all of which are subject to change.  The Company’s guidance may change if actual results vary from these assumptions.

Investor Conference Call and Webcast

NHI will host a conference call on Thursday, November 4, 2010, at 3 p.m. ET, to discuss third quarter results. The number to call for this interactive teleconference is (212) 231-2901 with the confirmation number, 21485031. The live broadcast of NHI’s quarterly conference call will be available online at http://www.videonewswire.com/event.asp?id=73398 on Thursday, November 4, 2010, at 3 p.m. ET. The online replay will follow shortly after the call and continue for approximately 90 days.

National Health Investors, Inc. is a healthcare real estate investment trust that specializes in the financing of healthcare real estate by purchase and leaseback transactions and by mortgage loans.  NHI’s investments involve skilled nursing facilities, assisted living facilities, independent living facilities, medical office buildings, an acute care hospital, an acute psychiatric hospital and a transitional rehabilitation center.  The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information about NHI, including its most recent press releases, may be obtained on NHI's website at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release.   Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's web site at http://www.sec.gov or on NHI’s web site at http://www.nhinvestors.com ..

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NHI Reports 18.0% Increase in Third Quarter Normalized FFO

November 4, 2010

Reconciliation of Funds From Operations and Normalized Funds From Operations (1)(2)
(in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009

Net income	$17,334	$17,473	$52,466	$47,938
Real estate depreciation in continuing operations	2,693	1,944	7,778	5,232
Real estate depreciation in discontinued operations	-	278	57	829
Net gain on sale of real estate	-	-	(2,004)	-
Funds from operations	$20,027	$19,695	$58,297	$53,999
Collection and recognition into income of past due rent	-	(2,654)	(1,520)	(2,654)
Recoveries of previous write-downs	-	-	(573)	(1,719)
Recognition of deferred credits	-	-	-	(1,493)
Other one-time items	(2)	(141)	248	(443)
Normalized FFO	$20,025	16,900	56,452	47,690

Weighted average common shares outstanding:
Basic	27,673,703	27,589,161	27,657,236	27,580,568
Diluted	27,737,802	27,642,237	27,716,105	27,605,504

FFO per share:
Basic	$0.72	$0.71	$2.11	$1.96
Diluted	$0.72	$0.71	$2.10	$1.96

Normalized FFO per share:
Basic	$0.72	$0.61	$2.04	$1.75
Diluted	$0.72	$0.61	$2.04	$1.75

(1) Management believes that funds from operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO.  The term FFO was designed by the real estate investment trust industry to address this issue.  Our measure may not be comparable to similarly titled measures used by other REITs.  Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs.  Since other REITs may not use our definition of FFO, caution should be exercised when comparing our Company’s FFO to that of other REITs.  FFO does not represent cash generated from operating activities in accordance with GAAP (funds from operations does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP in the United States, as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

(2) Normalized FFO excludes from FFO any material one-time items reflected in GAAP net income.  Excluded items may include, but are not limited to, impairments of assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs.

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NHI Reports 18.0% Increase in Third Quarter Normalized FFO

November 4, 2010

Selected Balance Sheet Data
(in thousands)
	September 30, 2010	December 31, 2009
Real estate properties, net	$323,710	$223,861
Mortgages receivable, net	73,734	94,588
Preferred stock investment, at cost	38,132	38,132
Cash and cash equivalents	2,451	45,718
Marketable securities	20,854	21,322
Borrowings under revolving credit facility	28,234	-
Stockholders' equity	440,506	434,612

Condensed Statements of Income
(in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Rental income	$18,087	$15,685	$54,066	$40,461
Mortgage interest income	1,569	2,568	5,166	7,071
	19,656	18,253	59,232	47,532

Expenses:
Depreciation	2,871	2,034	8,253	5,362
Legal	85	337	540	1,272
Franchise, excise and other taxes	64	135	594	549
General and administrative	1,260	1,194	6,397	4,040
Loan and realty losses (recoveries)	-	-	(573)	(1,077)
	4,280	3,700	15,211	10,146

Income before non-operating items	15,376	14,553	44,021	37,386
Non-operating income	1,241	1,856	3,958	5,291
Interest expense and amortization of loan costs	(471)	(18)	(1,173)	(86)
Income from continuing operations	16,146	16,391	46,806	42,591

Income from operations - discontinued	1,188	1,082	3,656	5,347
Net gain on sale of real estate	-	-	2,004	-
Income from discontinued operations	1,188	1,082	5,660	5,347

Net income	$17,334	$17,473	$52,466	$47,938

Weighted average common shares outstanding:
Basic	27,673,703	27,589,161	27,657,236	27,580,568
Diluted	27,737,802	27,642,237	27,716,105	27,605,504

Earnings per share:
Basic:
Income from continuing operations	$0.58	$0.59	$1.69	$1.55
Discontinued operations	0.04	0.04	0.20	0.19
Net income available to common stockholders	$0.62	$0.63	$1.89	$1.74

Diluted:
Income from continuing operations	$0.58	$0.59	$1.69	$1.55
Discontinued operations	0.04	0.04	0.20	0.19
Net income available to common stockholders	$0.62	$0.63	$1.89	$1.74

Dividends declared per common share	$0.605	$0.55	$1.755	$1.65